UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          May 7, 2012

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois	60601-6436
(Address of Principal Executive Offices)	(ZIP Code)

(312) 565-6868
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2012, Merge Healthcare Incorporated (the "Company") issued a News Release containing information about its financial condition and results of operations for the quarter ended March 31, 2012.

A copy of the Company’s News Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, the Company announced the creation of two operating groups – Merge Healthcare and Merge DNA (Data & Analytics) – to allow the Company to better focus on its two primary end users: providers and consumers.  Merge Healthcare will continue to be led by Jeff Surges.  Merge DNA will be led by Justin Dearborn.  Mr. Dearborn will assume the role of CEO of Merge DNA and will continue to serve as the Company’s President.  As part of these changes, Steve Oreskovich, the Company’s Chief Accounting Officer and Treasurer, will resume his former role as Chief Financial Officer of the Company and replace Mr. Dearborn in that role.  Mr. Oreskovich will continue to serve as the Company’s Chief Accounting Officer and Treasurer.

Mr. Oreskovich, 40, was previously appointed Chief Financial Officer and Treasurer of the Company in June 2008.  In July 2011, Mr. Oreskovich transitioned from the Company’s Chief Financial Officer to its Chief Accounting Officer and remained Treasurer.  Prior to his appointment as Chief Financial Officer and Treasurer in June 2008, Mr. Oreskovich served as the Company’s Vice President of Internal Audit since January 2007, as Chief Accounting Officer and interim Treasurer and interim Secretary from July 2006 to January 2007 and as Vice President and Corporate Controller from April 2004 to July 2006.  Prior to joining the Company, Mr. Oreskovich served as vice president of finance and operations at Truis, Inc., a company that provided customer intelligence solutions for business–to–business enterprises, from April 2000 to January 2003.  Prior to that, Mr. Oreskovich worked as an auditor at PriceWaterhouseCoopers LLP from September 1994 to April 2000.  Mr. Oreskovich holds a B.S. degree in Accounting from Marquette University and is a C.P.A.

In connection with his appointment as Chief Financial Officer, Mr. Oreskovich will receive a grant of 300,000 options that vest over a period of four years.  Mr. Oreskovich’s annual base salary will increase from $225,000 to $250,000 and his target bonus will increase from 50% to 75% of his base salary.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release of the Company dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

May 7, 2012	/s/ Ann G. Mayberry-French
By: Ann G. Mayberry-French
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated May 7, 2012